United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Materials Pursuant to Rule 14a-12

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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CORBUS PHARMACEUTICALS HOLDINGS, INC.

500 River Ridge Drive

Norwood, MA 02062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2020

To the Stockholders of

Corbus Pharmaceuticals Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) will be held on May 20, 2020, beginning at 9:00 a.m. eastern time. Due to concerns regarding the coronavirus outbreak (“COVID-19”) and to assist in protecting the health and well-being of our stockholders and employees, the Annual Meeting will be held live via the internet, at www.viewproxy.com/corbuspharma/2020/vm.

At the Annual Meeting, stockholders will act on the following matters:

●	To elect seven director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2020;

●	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement;

●	Voting, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation (every year, every two years or every three years); and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 1, 2020 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting live via the internet or not, you may vote your shares over the internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting live via the internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. We designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting live via the internet will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You will be able to attend the Annual Meeting, vote your shares, and submit your questions during the Annual Meeting live via the internet by visiting www.viewproxy.com/corbuspharma/2020/vm. In order to participate in the Annual Meeting live via the internet, you must register at www.viewproxy.com/corbuspharma/2020 by 11:59 PM eastern time on May 18, 2020. If you are a registered holder, you must register using the Control Number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting live via the internet (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/corbuspharma/2020.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2020.

Our proxy materials including our Proxy Statement for the 2020 Annual Meeting, our Annual Report for the fiscal year ended December 31, 2019 and proxy card are available on the Internet at http://www.cstproxy.com/corbuspharma/2020. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer
April 9, 2020
Norwood, Massachusetts

CORBUS PHARMACEUTICALS HOLDINGS, INC.

500 RIVER RIDGE DRIVE

NORWOOD, MA 02062

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders (the “Annual Meeting”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) to be held on May 20, 2020 at 9:00 a.m. eastern time, or at such other time and place to which the Annual Meeting may be adjourned or postponed. Due to concerns regarding the coronavirus outbreak (“COVID-19”) and to assist in protecting the health and well-being of our stockholders and employees, the Annual Meeting will be held live via the internet, at www.viewproxy.com/corbuspharma/2020/vm. The enclosed proxy is solicited by the Board of Directors of the Company (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about April 9, 2020. A list of record holders of the Company’s common stock entitled to vote at the 2020 Annual Meeting will be available for examination by any stockholder, for any purpose germane to the 2020 Annual Meeting, at our principal offices at 500 River Ridge Road, Norwood, Massachusetts, 02062, during normal business hours for ten days prior to the 2020 Annual Meeting (the “Stockholder List”) and available during the Annual Meeting.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect seven director nominees to serve as directors until the next annual meeting of stockholders (“Proposal 1”);

●	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2020 (“Proposal 2”);

●	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement (“Proposal 3”);

●	Voting, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation (every year, every two years or every three years) (“Proposal 4”); and

●	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein and the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2020 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the director nominees, FOR Proposals 2 and 3 and FOR “One Year” with respect to Proposal 4.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our 2019 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 1, 2020, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 72,490,449 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

How do I attend and vote shares at the Annual Meeting?

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting, vote their shares, and submit their questions during the Annual Meeting live via the internet by following the instructions below.

If you are a shareholder of record, you must:

●	Follow the instructions provided on your Notice card to first register at www.viewproxy.com/corbuspharma/2020 by 11:59 PM eastern time on May 18, 2020. You will need to enter your name, phone number, Control Number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration, as well as the password to attend the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.viewproxy.com/corbuspharma/2020/vm (you will need the Control Number included on your proxy card).

●	If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the Control Number included on your proxy card to vote).

If your shares are held in a “street name,” you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●	Register at www.viewproxy.com/corbuspharma/2020 by 11:59 PM eastern time on May 18, 2020. As part of the registration process you will need to enter your name, phone number, and email address, and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com), following which you will receive an email confirming your registration, your Control Number, as well as the password to attend the Annual Meeting. Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.viewproxy.com/corbuspharma/2020/vm (you will need the Control Number assigned to you in your registration confirmation email).

●	If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the Control Number assigned to you in your registration confirmation email to vote).

Further instructions on how to attend the Annual Meeting live via the internet, including how to vote your shares electronically at the Annual Meeting are posted on www.viewproxy.com/corbuspharma/2020 under Frequently Asked Questions (FAQ). The Annual Meeting will begin, live via the internet, promptly at 9:00 a.m. eastern time on May 20, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. eastern time, and you should allow ample time for the check-in procedures.

How  can I submit a question for the Annual Meeting?

Stockholders may submit questions in writing during the Annual Meeting at www.viewproxy.com/corbuspharma/2020/vm. Stockholders will need their Control Number (which can be obtained by following the procedures described under the heading “How do I attend and vote shares at the Annual Meeting?” above).

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Answers to any questions that are not addressed during the meeting will be published following the meeting on our website. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if I have technical difficulties during the Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live via the internet. Please be sure to check in by 8:30 a.m. eastern time on May 20, 2020, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting begins live via the internet. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

●	Before the Annual Meeting: You can vote on matters that come before the Annual Meeting via the Internet, by following the instructions in the Notice at http://www.cstproxyvote.com/corbuspharma/2020, or by submitting your proxy card by mail. If you would prefer to vote by mail, please follow the instructions included in the Notice to receive a paper copy of our proxy materials.

If you are a stockholder of record, to submit your proxy by mail or vote via the Internet, follow the instructions on the proxy card or Notice. If you hold your shares in street name, you may vote via the Internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on your proxy card. If you sign your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board, or if no recommendation is given, in their own discretion.

●	During the Annual Meeting: If you attend the Annual Meeting live via the internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares by proxy. If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting. See above, “How do I attend and vote shares at the Annual Meeting?.”

Even if you plan to attend the Annual Meeting live via the internet, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting live via the internet.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting live via the internet and casting your vote by following the procedures described under the heading “How do I attend and vote shares at the Annual Meeting?” above.

For purposes of submitting your vote online before the Annual Meeting, you may change your vote until 11:59 p.m. eastern time on May 19, 2020. At this this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

●	With respect to Proposal 1 (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

●	With respect to Proposal 2 (the proposal to ratify the appointment of EisnerAmper LLP), Proposal 3 (approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement) and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

●	The vote on Proposal 4 (advisory vote on the frequency of the advisory votes on executive compensation), has three possible substantive responses (every 1 year, every 2 years or every 3 years), and the response that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by the stockholders on an advisory basis. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines any of our proposals to be “non-routine,” a failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have no effect with respect to Proposals 1, 2, 3 or 4.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1:	TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of seven directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the 2020 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Yuval Cohen, Ph.D.	45	Chief Executive Officer and Director	2014
Alan Holmer	70	Director (Chairman of the Board)	2014
Avery W. Catlin	71	Director	2014
David P. Hochman	44	Director	2014
Rachelle Jacques	48	Director	2019
John Jenkins	62	Director	2018
Peter Salzmann	52	Director	2020

The following includes a brief biography of each of the nominees standing for election to the Board of Directors at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of our Board of Directors.

Directors

Yuval Cohen, Ph.D., Chief Executive Officer and Director

Dr. Cohen has served as our Chief Executive Officer and as a director since April 11, 2014. Dr. Cohen joined Corbus Pharmaceuticals, Inc. (formerly JB Therapeutics, Inc.), our wholly-owned subsidiary, as its Chief Executive Officer in July 2013. Prior to joining Corbus Pharmaceuticals, Inc., he was the President and co-founder of Celsus Therapeutics PLC (“Celsus”) (Nasdaq CM: CLTX) from 2005 until February 2013, and as Senior Vice President from February 2013 until June 2013. Dr. Cohen was also a board member of Celsus until December 2013. Starting as a small startup with seed financing, under Dr. Cohen’s leadership, Celsus developed five novel anti-inflammatory drug candidates with two reaching Phase IIb stages focusing on allergies and autoimmune diseases of the skin (eczema), airways (cystic fibrosis and hay fever), digestive tract (inflammatory bowel disease) and eye (conjunctivitis). Dr. Cohen participated in all stages of the pre-clinical and clinical development from project management to interactions with regulatory bodies and with the investment community in fundraising. Apart from his industry experience, he is also the author of a number of peer-reviewed papers and reviews as well as listed inventor on a number of patents. Dr. Cohen holds a BSc (Hons) in microbiology and biochemistry from University of Cape Town, South Africa, and has a Ph.D., summa cum laude, from the Curie Institute of Cancer Research in Paris and the University of Paris V. Dr. Cohen was selected as a director because of his business and leadership experience in the biopharmaceutical sector, as well as a result of having served as a director since our inception.

Alan Holmer, Chairman of the Board

Mr. Holmer has served as a director of Corbus Pharmaceuticals, Inc. since January 2014 and chairman of our board since April 11, 2014. From 1996 to 2005 he served as President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America (PhRMA), an organization that represents the worldwide interests of leading pharmaceutical and biotechnology companies, based in Washington, D.C. From 2005 to 2007 and again from February 2009 until its acquisition by Merck in May 2011, Mr. Holmer served as a Director of Inspire Pharmaceuticals, Inc., and at various times as member of its Corporate Governance Committee, Audit Committee, and Drug Development Committee. In addition to his pharmaceutical industry experience, Mr. Holmer has significant expertise in handling legal, international trade and governmental issues, having held various positions within the office of the U.S. Trade Representative, the Commerce Department and the White House, including serving as Deputy U.S. Trade Representative with rank of Ambassador. Mr. Holmer served as Special Envoy for China and the Strategic Economic Dialogue, a position to which he was appointed by Secretary of the Treasury, Henry M. Paulson, Jr. from 2007 to 2009. Mr. Holmer also served as a partner at the international law firm, Sidley & Austin (now Sidley Austin LLP), and as an associate at Steptoe & Johnson LLP. From 2012 to 2016, Mr. Holmer served as Special Counsel in the Washington, D.C. office of Smith, Currie & Hancock LLP. Mr. Holmer has been involved in many community service organizations, including as the former Chairman of the Board of the Metropolitan Washington, D.C., Chapter of the Cystic Fibrosis Foundation (2009 to 2018). He also served as Co-Chairman of the President’s Advisory Council on HIV/AIDS. Mr. Holmer received an A.B. degree from Princeton University and a J.D. from Georgetown University Law Center. Mr. Holmer was selected as a director because of his background in the pharmaceutical and biotechnology industry and his experience in governance matters.

Avery W. (Chip) Catlin, Director

Mr. Catlin has served as a director since August 2014, and has also served on the board of directors of Provention Bio, Inc. since September 2018. From January 2000 to June 2017, Mr. Catlin served as Senior Vice President, Chief Financial Officer, and Secretary of Celldex Therapeutics, Inc. (Nasdaq: CLDX), a public biopharmaceutical company. Prior to joining Celldex Therapeutics, Inc. (Nasdaq: CLDX) in January 2000, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, he held various financial positions at Repligen Corporation (Nasdaq: RGEN), a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, he held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and M.B.A. from Babson College and is a Certified Public Accountant. Mr. Catlin was selected as a director due to his leadership experience at other public companies, and his financial and accounting experience and his expertise in governance matters.

David P. Hochman, Director

Mr. Hochman has served as a director since December 2013. Since June 2006, Mr. Hochman has been Managing Partner of Orchestra Medical Ventures, LLC (“Orchestra”), an investment firm that employs a strategy to create, build and invest in medical technology companies intended to generate substantial clinical value and investor returns. He is also President of Accelerated Technologies, Inc., a medical device accelerator company managed by Orchestra. He has over twenty years of venture capital and investment banking experience. He is Chairman of Motus GI Holdings, Inc. (NASDAQ: MOTS), as well as Caliber Therapeutics and a director of BackBeat Medical, Inc. (where he is also President), and FreeHold Surgical, Inc., all of which are Orchestra portfolio companies. Mr. Hochman currently serves as a director of Adgero Biopharmaceuticals Holdings, Inc. Prior to joining Orchestra, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, an investment partnership focused on early stage healthcare companies. He was also Managing Director of Spencer Trask Ventures, Inc. during which time he led financing transactions for over twenty early-stage companies. Mr. Hochman was a board advisor of Health Dialog Services Corporation, a leader in collaborative healthcare management that was acquired in 2008 by the British United Provident Association for $750 million. From 2005 to 2007, he was a co-founder and board member of PROLOR Biotech, Inc., a biopharmaceutical company developing longer-lasting versions of approved therapeutic proteins, which was purchased by Opko Health (NASDAQ: OPK) in 2013 for over $600 million. He currently serves on the board of two non-profit organizations: the Citizens Committee for New York City and the Mollie Parnis Livingston Foundation, for which he also serves as President. He has a B.A. degree with honors from the University of Michigan. Mr. Hochman was selected as a director due to his leadership experience at other public companies, including pharmaceutical companies, his financial experience and his expertise in governance matters.

Rachelle S. Jacques, Director

Ms. Jacques has served as a director since April 2019. Ms. Jacques has served as the Chief Executive Officer of Enzyvant Therapeutics, Inc., a wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd. (TSE: 4506), focused on developing therapies for patients with rare diseases, since February 2019. Previously, beginning in 2017, she served as the Senior Vice President and Global Complement Franchise Head at Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN), where she was responsible for global franchise strategy development and execution. From 2016 to 2017, Ms. Jacques was Vice President of U.S Hematology Marketing at Shire plc, which acquired Baxalta Inc. (“Baxalta”) in 2016. Prior to this role, from 2015 to 2016, Ms. Jacques served as Vice President of Business Operations at Baxalta after its spinoff from Baxter International Inc. (NYSE: BAX) (“Baxter”) in 2015. From 2013 to 2015, Ms. Jacques served in leadership positions, including Vice President of Finance, US BioScience Business, at Baxter. Prior to joining Baxter, from 1995 to 2013, Ms. Jacques served in various roles of increasing responsibility at Dow Corning Corporation, including U.S. and international operational management roles. Ms. Jacques received her B.A. degree in business administration from Alma College. Ms. Jacques was selected as a director due to her multinational business leadership and commercialization experience, particularly in the biotechnology industry.

John K. Jenkins, MD, Director

Dr. Jenkins has served as a director since June 2018. Dr. Jenkins has served as Principal, Drug and Biological Products at Greenleaf Health, a strategic, U.S. Food and Drug Administration (“FDA”)-focused regulatory consulting firm helping companies developing new drugs and seeking FDA approval, since February 2017. Previously, Dr. Jenkins worked in various positions of increasing responsibility at FDA from May 1992 until his retirement in January 2017. Dr. Jenkins began his FDA career in 1992, where he was a medical officer in the Division of Oncology and Pulmonary Drug Products. He subsequently served as Pulmonary Medical Group Leader and Acting Division Director before being appointed as Director of the Division of Pulmonary Drug Products in 1995. He became the Director of the Office of Drug Evaluation II in 1999 and remained in that position until he was appointed Director of the Office of New Drugs in 2002. Prior to joining the FDA, Dr. Jenkins served as an Assistant Professor of Pulmonary and Critical Care Medicine at VCU/MCV, and as a Staff Physician at the Hunter Holmes McGuire VA Medical Center in Richmond, Virginia. Dr. Jenkins is board certified in internal medicine and pulmonary diseases by the American Board of Internal Medicine. He received his medical degree from the University of Tennessee, Memphis and completed his post-graduate medical training in internal medicine, pulmonary diseases, and critical care medicine at Virginia Commonwealth University/Medical College of Virginia in Richmond. Dr. Jenkins was selected as a director due to his medical knowledge and strategic regulatory expertise.

Peter Salzmann, Director

Mr. Salzmann has served as a director since March 2020. Dr. Salzmann has served as the Chief Executive Officer of Immunovant, Inc. (NASDAQ: IMVT), a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases, since June 2019, and as a member of its board of directors since December 2019. Previously, from November 2018 to June 2019, he served as Global Brand Development Leader in Immunology at Eli Lilly and Company (NYSE: LLY), where he designed and executed a comprehensive indication development strategy and oversaw Phase 2 and 3 clinical trial execution. From March 2013 to October 2018, Dr. Salzmann was Head of U.S. Immunology at Eli Lilly, and Managing Director of Lilly Alps from January 2011 to April 2013. From January 2008 to December 2010, Dr. Salzmann was the Head of Marketing for Eli Lilly China. Dr. Salzmann earned a B.A. in Chemistry from Northwestern University, an M.D. from University of Chicago’s Pritzker School of Medicine, and an M.B.A. from Stanford University’s Graduate School of Business. Dr. Salzmann was selected as a director because of his extensive prior experience in the biopharmaceutical industry and his leadership experience at other public companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is composed of seven directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met seven times in 2019. Each of the directors, with the exception of Mr. Panayiotopoulos, attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). All directors serving at the time of the 2019 Annual Meeting of Stockholders attended the 2019 Annual Meeting. We do not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Our common stock is listed on The NASDAQ Stock Market. Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Stock Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by The NASDAQ Stock Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Holmer, Mr. Catlin, Ms. Jacques, Dr. Jenkins and Dr. Salzmann do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of The NASDAQ Stock Market and the SEC. Mr. Panayiotopoulos, during his period of service as a director in 2019 until March 6, 2020, was also determined by our Board to be independent as that term is defined under the Rules of The NASDAQ Stock Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees operate under a charter that has been approved by our Board.

Audit Committee. Our Audit Committee consists of Ms. Jacques (appointed a member of the committee effective March 6, 2020), Mr. Holmer and Mr. Catlin, and Mr. Catlin is the Chairman of the Audit Committee. Mr. Panayiotopoulos served on the Audit Committee until March 6, 2020. Our Audit Committee met five times in 2019. Our Board has determined that the three directors currently serving on our Audit Committee are independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. Mr. Panayiotopoulos, during his period of service as a member of the Audit Committee in 2019, was also determined by our Board to be independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Mr. Catlin qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Compensation Committee. Our Compensation Committee consists of Mr. Holmer, Ms. Jacques (appointed a member of the committee effective March 6, 2020) and Mr. Catlin, and Mr. Holmer is the Chairman of the Compensation Committee. Mr. Panayiotopoulos served on the Compensation Committee until March 6, 2020. Our Compensation Committee met six times in 2019. Our Board has determined that the three directors currently serving on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Panayiotopoulos, during his period of service as a member of the Compensation Committee in 2019, was also determined by our Board to be independent under the listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our President, Chief Executive Officer, and other officers and makes recommendations in that regard to our Board as a whole.

The Compensation Committee has directly engaged independent compensation consultants, Radford, a part of Aon Hewitt, a business unit of Aon plc, to provide advice and recommendations on the structure, amount and form of executive and director compensation and the competitiveness thereof. At the request of the Compensation Committee, the compensation consultants provided, among other things, comparative data from selected peer companies. The compensation consultants report directly to the Compensation Committee. The Compensation Committee’s decision to hire either of the compensation consultants was not made or recommended by Company management. The compensation consultant has not performed any work for the Company in 2019 except with respect to the work that it has done directly for the Compensation Committee.

Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mr. Holmer, Dr. Jenkins and Ms. Jacques (appointed a member of the committee effective March 6, 2020), and Ms. Jacques is the Chairperson of the Nominating and Corporate Governance Committee. Mr. Panayiotopoulos served on, and was chair of, the Nominating and Corporate Governance Committee until March 6, 2020. Our Nominating and Corporate Governance Committee met two times in 2019. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the NASDAQ listing standards. Mr. Panayiotopoulos, during his period of service as a member and chair of the Nominating and Corporate Governance Committee in 2019, was also determined by our Board to be independent as defined under the NASDAQ listing standards. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Stockholder nominations for directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. This leadership structure also is preferred by a significant number of our stockholders. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks. In light of recent events, our Board has and will continue to receive regular updates from our management team on the evolving COVID-19 situation and is involved in strategy decisions related to the impact of COVID-19 on our business.

Our Board also satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, MA 02062, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A copy of the code is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in a Current Report on Form 8-K.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Yuval Cohen, Ph.D.	45	Chief Executive Officer, Director	2014
Barbara White, M.D.	69	Chief Medical Officer	2014
Sean Moran	62	Chief Financial Officer	2014
Craig Millian	52	Chief Commercial Officer	2019
Robert Discordia, Ph.D.	56	Chief Operating Officer	2019

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Yuval Cohen, Ph.D., Chief Executive Officer and Director

See description under “Proposal 1”.

Barbara White, M.D., Chief Medical Officer and Head of Research

Dr. White has served as our Chief Medical Officer since August 2014 and Head of Research since February 2019. Previously, Dr. White served as Senior Vice President and Head of Research and Development at Stiefel, a dermatological pharmaceutical division of GlaxoSmithKline, a public pharmaceutical company, from 2011 to 2013. From 2010 to 2011, Dr. White was Vice President and Head of Immunology Therapeutic Area at UCB, a public biopharmaceutical manufacturing company. At MedImmune, LLC, a subsidiary of AstraZeneca plc, a public pharmaceutical company, Dr. White served first as Senior Director of Clinical Development from 2006 until 2007, and then as Vice President until 2010. Prior to her pharmaceutical career, Dr. White was Professor and Associate Chair of Research, Department of Medicine, at the University of Maryland School of Medicine. She was formerly Associate Chief of Staff, Research Service, at the Baltimore Veteran Administration (VA) Medical Center, where her research focused on immune-mediated mechanisms of lung fibrosis in scleroderma. Barbara also previously served as Co-Director of the Johns Hopkins University and University of Maryland Scleroderma Center. Barbara received her medical degree from the University of Pennsylvania School of Medicine and is board certified in internal medicine, rheumatology and allergy/clinical immunology. She completed her postdoctoral studies in basic cellular immunology at the National Institutes of Health.

Sean Moran, CPA, MBA, Chief Financial Officer

Mr. Moran has served as our Chief Financial Officer since April 11, 2014. Mr. Moran joined Corbus Pharmaceuticals, Inc. (formerly JB Therapeutics), our wholly-owned subsidiary, as its Chief Financial Officer in January 2014. Mr. Moran has over twenty-five years of senior financial experience with emerging biotechnology, drug delivery and medical device companies. Mr. Moran has worked at three different companies that completed initial public offerings and maintained a listing on a public exchange. Before joining our company, Mr. Moran served as Director of Finance and then as Chief Financial Officer for InVivo Therapeutics Corporation from 2010 to 2013 and served as Chief Financial Officer of Celsion Corporation from 2008 to 2010, Transport Pharmaceuticals Inc. from 2006 to 2008, Echo Therapeutics Inc. from 2002 to 2006, SatCon Technology Corporation from 2000 to 2002, and Anika Therapeutics Inc. from 1993 to 2000. Mr. Moran is a CPA by training and earned his M.B.A. and a B.S. in Accounting from Babson College.

Craig Millian, MBA, Chief Commercial Officer

Craig Millian has served as our Chief Commercial Officer since February 2019. Mr. Millian brings 25 years of experience leading commercial organizations for a range of pharmaceutical companies during all stages of development and commercialization. Prior to joining Corbus, Mr. Millian held various leadership positions at EMD Serono, Inc., including Senior Vice President, Head of U.S. Fertility and Endocrinology from 2012 to 2016, and Senior Vice President, Head of U.S. Neurology and Immunology from 2016 to 2018. In these roles, he was responsible for leading the strategic direction and driving operating results for these franchises in the U.S. He oversaw areas of the business including sales, marketing and patient support services. Previously, Mr. Millian served as Vice President, Commercial at Vertex Pharmaceuticals Inc. (“Vertex”), where he helped design and build the commercial infrastructure, organizational capabilities and go-to-market plans in advance of launching the Vertex product pipeline. Prior to Vertex, he held commercial leadership roles at Pfizer Inc. and Sanofi. Mr. Millian holds an MBA from New York University and a degree in Finance from the University of Pennsylvania.

Robert Discordia, Ph.D., Chief Operating Officer

Robert Discordia has served as our Chief Operating Officer since August 2019. Prior to his appointment as Chief Operating Officer, Dr. Discordia served as our Vice President, Pharmaceutical Development & Manufacturing since May 2018. Previously, Dr. Discordia served in multiple positions of increasing responsibility at Bristol-Myers Squibb (NYSE: BMY), where he most recently served as Executive Director, Business Operations, Procurement for Global Product Development & Supply. While serving in that position, Dr. Discordia was responsible for managing the strategic business partnerships for the company’s small molecule development and commercial manufacturing. Prior to that, he served as Bristol-Myers Squibb’s Group Director & Head, External Partner Management, Pharmaceutical Development. Most notably, he held leading roles in the CMC development and launch of multiple medicines, including TAXOL®, BARACLUDE® and ELIQUIS®. Dr. Discordia received his Ph.D. in Organic Chemistry from Syracuse University and a Bachelor of Science in Chemistry from SUNY Cortland. He completed his postdoctoral training at The Research Institute of Scripps Clinic and the University of California, San Diego.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the two most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of December 31, 2019 and December 31, 2018 for services rendered in all capacities to us for the year ended December 31, 2019 and December 31, 2018. These individuals are our named executive officers for 2019.

Name and Principal Position		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Yuval Cohen	2019	$559,000	$251,550	$-	$3,190,959	$-	$-	$4,001,509
Chief Executive Officer	2018	$540,000	$297,000	$-	$2,735,460	$-	$-	$3,572,460

Barbara White	2019	$439,000	$131,700	$-	$1,101,304	$-	$-	$1,672,004
Chief Medical Officer	2018	$424,000	$169,600	$-	$1,094,184	$-	$-	$1,687,784

Sean Moran	2019	$400,000	$120,000	$-	$1,101,304	$-	$-	$1,621,304
Chief Financial Officer	2018	$375,000	$150,000	$-	$1,094,184	$-	$-	$1,619,184

(1)	Amounts reflect the grant date fair value of option awards granted in 2019 and 2018 in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 3 to our Consolidated Financial Statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates-Stock-Based Compensation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

Employment Agreements with Our Named Executive Officers

Yuval Cohen

On April 11, 2018, the Company entered an amended and restated employment agreement with Dr. Cohen (the “2018 Cohen Agreement”), which is effective for a period of two years. The 2018 Cohen Agreement provides for Dr. Cohen to serve as Chief Executive Officer and provides for an annual base salary of $540,000, which was increased to $559,000 effective January 1, 2019. In addition, Dr. Cohen is eligible to receive an annual bonus, which is targeted at up to 55% of his base salary but which may be adjusted by the Company’s Board of Directors (the “Board”) based on his individual performance and the Company’s performance as a whole. Effective January 1, 2019, Dr. Cohen’s bonus target was increased to 60% of his base salary. Pursuant to the terms of the 2018 Cohen Agreement, Dr. Cohen is eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”), in their discretion. Dr. Cohen is subject to non-compete and non-solicitation provisions, which apply during the term of his employment and for a period of twelve months following termination of his employment. In addition, the 2018 Cohen Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period (as defined below), the Company is required to pay him as severance twelve months of his base salary plus reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release and continuing compliance with covenants. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and within the three months immediately prior to a change in control or the twelve months immediately following a change in control (the “Change in Control Period”), the Company is required to pay him as severance twenty-four (24) months of his base salary plus reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twenty-four (24) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at two (2) times target levels, each subject to his timely execution of a general release and continuing compliance with covenants. Dr. Cohen’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. The term of the 2018 Cohen Agreement expires on April 11, 2020.

On March 30, 2020, the Compensation Committee of the Company approved an amended and restated employment agreement for Dr. Cohen, which will become effective April 11, 2020 (the “2020 Cohen Agreement”). The 2020 Cohen Agreement will be effective for a period of two years. The 2020 Cohen Agreement provides for Dr. Cohen to serve as Chief Executive Officer and provides for an annual base salary of $559,000. In addition, pursuant to the 2020 Cohen Agreement, Dr. Cohen will be eligible to receive an annual bonus, which is targeted at up to 60% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the 2020 Cohen Agreement, Dr. Cohen will be eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Dr. Cohen will be subject to non-compete and non-solicitation provisions, which apply during the term of his employment and for a period of twelve months following termination of his employment, subject to the Company providing as severance (if the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement) twelve months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to twenty-four (24) months. In addition, the 2020 Cohen Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement, other than during the Change in Control Period, the Company will be required to provide as severance reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement, and within the three months immediately prior to a change in control or the twelve months immediately following a change in control (the “Change in Control Period”), the Company will be required to provide as severance reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twenty-four (24) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at two (2) times target levels, each subject to his timely execution of a general release which will include a non-compete covenant, and continuing compliance with covenants. Dr. Cohen’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or his subsequent termination of employment. The 2020 Cohen Agreement will expire on April 11, 2022.

Barbara White

On April 11, 2018, the Company entered an amended and restated employment agreement with Dr. White (the “2018 White Agreement”), which is effective for a period of two years from the date thereof. The 2018 White Agreement provides for her to serve as Chief Medical Officer and provides for an annual base salary of $424,000, which was increased to $439,000 effective January 1, 2019. In addition, Dr. White is eligible to receive an annual bonus, which is targeted at up to 40% of her base salary which may be adjusted by the Board based on her individual performance and the Company’s performance as a whole. Dr. White’s annual base salary and her targeted annual bonus may be adjusted annually by the Board. Pursuant to the terms of the 2018 White Agreement, Dr. White is eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or the Compensation Committee, in their discretion. Dr. White is subject to non-compete and non-solicitation provisions, which apply during the term of her employment and for a period of twelve months following termination of her employment. In addition, the 2018 White Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. White’s employment without cause or she terminates her employment for good reason during the term of the employment agreement, other than during the Change in Control Period, the Company is required to pay her as severance twelve months of her base salary plus reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and she may be paid a pro-rated bonus, each subject to her timely execution of a general release and continuing compliance with covenants. If the Company terminates Dr. White’s employment without cause or she terminates her employment for good reason during the term of the employment agreement, and during the Change in Control Period, the Company is required to pay her as severance eighteen (18) months of her base salary plus reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of her outstanding options, restricted stock and other equity incentive awards and her current year bonus at target levels, each subject to her timely execution of a general release and continuing compliance with covenants. Dr. White’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put her in a better after-tax position after taking into account any excise tax she may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or her subsequent termination of employment. The term of the 2018 White Agreement expires on April 11, 2020.

On March 30, 2020, the Compensation Committee of the Company approved an amended and restated employment agreement for Dr. White, which will become effective April 11, 2020 (the “2020 White Agreement”). The 2020 White Agreement will be effective for a period of two years. The 2020 White Agreement provides for her to serve as Chief Medical Officer and provides for an annual base salary of $439,000. In addition, pursuant to the 2020 White Agreement, Dr. White will be eligible to receive an annual bonus, which is targeted at up to 40% of her base salary but which may be adjusted by the Board based on her individual performance and the Company’s performance as a whole. Dr. White’s annual base salary and her targeted annual bonus may be adjusted annually by the Board. Pursuant to the terms of the 2020 White Agreement, Dr. White will be eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Dr. White will be subject to non-compete and non-solicitation provisions, which apply during the term of her employment and for a period of twelve months following termination of her employment subject to the Company providing as severance (if the Company terminates Dr. White’s employment without cause or she terminates her employment for good reason during the term of the 2020 White Agreement) twelve months of her base salary, other than during the Change in Control Period , in which case it will be increased to eighteen (18) months. In addition, the 2020 White Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. White’s employment without cause or she terminates her employment for good reason during the term of the 2020 White Agreement, other than during the Change in Control Period, the Company will be required to pay her as severance reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and she may be paid a pro-rated bonus, each subject to her timely execution of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Dr. White’s employment without cause or she terminates her employment for good reason during the term of the 2020 White Agreement, and during the Change in Control Period, the Company will be required to pay her as severance reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of her outstanding options, restricted stock and other equity incentive awards and her current year bonus at target levels, each subject to her timely execution of a general release, which will include a non-compete covenant, and continuing compliance with covenants. Dr. White’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put her in a better after-tax position after taking into account any excise tax she may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or her subsequent termination of employment. The 2020 White Agreement will expire on April 11, 2022.

Sean Moran

On April 11, 2018, the Company entered an amended and restated employment agreement with Mr. Moran (the “2018 Moran Agreement”), which is effective for a period of two years. The 2018 Moran Agreement provides for Mr. Moran to serve as Chief Financial Officer and provides for an annual base salary of $375,000. In addition, Mr. Moran is eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the 2018 Moran Agreement, Mr. Moran is eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or the Compensation Committee, in their discretion. Mr. Moran is subject to non-compete and non-solicitation provisions, which apply during the term of his employment and for a period of twelve months following termination of his employment. In addition, the 2018 Moran Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, the Company is required to pay him as severance twelve months of his base salary plus reimbursement of the cost of COBRA (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release and continuing compliance with covenants. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and during the Change in Control Period, the Company is required to pay him as severance eighteen (18) months of his base salary plus reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution of a general release and continuing compliance with covenants. Mr. Moran’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. The term of the 2018 Moran Agreement expires on April 11, 2020.

On March 30, 2020, the Compensation Committee of the Company approved an amended and restated employment agreement for Mr. Moran, which will become effective April 11, 2020 (the “2020 Moran Agreement”). The 2020 Moran Agreement will be effective for a period of two years. The 2020 Moran Agreement provides for Mr. Moran to serve as Chief Financial Officer and provides for an annual base salary of $400,000. In addition, pursuant to the 2020 Moran Agreement, Mr. Moran will be eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the 2020 Moran Agreement, Mr. Moran will be eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Mr. Moran is subject to non-compete and non-solicitation provisions, which apply during the term of his employment and for a period of twelve months following termination of his employment subject to the Company providing as severance (if the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement) twelve months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to eighteen (18) months. In addition, the 2020 Moran Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement, other than during the Change in Control Period, the Company will be required to pay him as severance reimbursement of the cost of COBRA (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement, and during the Change in Control Period, the Company will be required to pay him as severance reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with covenants. Mr. Moran’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or his subsequent termination of employment. The 2020 Moran Agreement will expire on April 11, 2022.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2019.

	Number of securities underlying unexercised options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned		Option Exercise	Option Expiration
Name	Exercisable		Unexercisable		Options (#)		Price ($)	Date
Yuval Cohen	15,089	(1)	-				$0.17	7/1/2023
	215,384	(2)	-	(2)			$0.17	1/28/2024
	272,728	(3)	-	(3)			$1.00	4/11/2024
	630,000	(4)	-	(4)	70,000	(4)	$1.00	10/22/2024
	518,958	(5)	11,042	(5)			$1.40	1/7/2026
	118,750	(6)	31,250	(6)			$8.71	10/6/2026
	259,531	(7)	117,969	(7)			$9.05	3/1/2027
	209,635	(8)	227,865	(8)			$8.35	1/4/2028
	-	(9)	565,000	(9)			$7.53	1/18/2029

Sean Moran	73,846	(2)	-	(2)			$0.17	1/28/2024
	107,220	(3)	-	(3)			$1.00	4/11/2024
	211,500	(4)	-	(4)	70,000	(4)	$1.00	10/22/2024
	171,354	(5)	3,656	(5)			$1.40	1/7/2026
	118,750	(6)	31,250	(6)			$8.71	10/6/2026
	79,063	(7)	35,937	(7)			$9.05	3/1/2027
	83,854	(8)	91,146	(8)			$8.35	1/4/2028
	-	(9)	195,000	(9)			$7.53	1/18/2029

Barbara White	250,000	(10)	-	(10)			$1.00	9/23/2024
	235,000	(5)	5,000	(5)			$1.40	1/7/2026
	118,750	(6)	31,250	(6)			$8.71	10/6/2026
	79,063	(7)	35,937	(7)			$9.05	3/1/2027
	83,854	(8)	91,146	(8)			$8.35	1/4/2028
	-	(9)	195,000	(9)			$7.53	1/18/2029

(1)	Represents options to purchase shares of our common stock granted on July 1, 2013. The shares underlying the option vested in 12 equal monthly installments commencing on July 1, 2013.
(2)	Represents options to purchase shares of our common stock granted on January 28, 2014. 25% of the option vested on January 28, 2015, and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on January 28, 2015.
(3)	Represents options to purchase shares of our common stock granted on April 11, 2014. 25% of the option vested on April 11, 2015, and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on April 11, 2015.
(4)	Represents options to purchase shares of our common stock granted on October 22, 2014. 12.5% of the option vested on October 22, 2015 and 37.5% of the option vested in equal monthly installments over a period of 36 months commencing on October 22, 2015. The remaining 50% of the option vested in tranches between 5% and 10% upon the achievement of eight individual business milestones.
(5)	Represents options to purchase shares of our common stock granted on January 7, 2016. 25% of these options vested on January 7, 2017 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 7, 2017.

(6)	Represents options to purchase shares of our common stock granted on October 6, 2016. 25% of these options vested on October 6, 2017 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on October 6, 2017.
(7)	Represents options to purchase shares of our common stock granted on March 1, 2017. 25% of these options vested on March 1, 2018 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on March 1, 2018.
(8)	Represents options to purchase shares of our common stock granted on January 4, 2018. 25% of these options vest on January 4, 2019 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 4, 2019.
(9)	Represents options to purchase shares of our common stock granted on January 18, 2019. 25% of these options vest on January 18, 2020 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 18, 2020.
(10)	Represents options to purchase shares of our common stock granted on September 23, 2014. 25% of these options vest on September 19, 2015 and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on September 19, 2015.

Director Compensation

Director Compensation Table - 2019

The following table sets forth information concerning the compensation paid to certain of our non-employee directors during 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Alan Holmer (2)	92,500	180,622	273,122
Avery Catlin (3)	62,500	180,622	243,122
David Hochman (4)	55,000	180,622	235,622
Rachelle Jacques (5)	31,875	574,463	606,338
Paris Panayiotopoulos (6)	62,500	180,622	243,122
John Jenkins (7)	40,000	180,622	220,622

(1)	Amounts reflect the aggregate grant date fair value of each stock option granted in 2019, in accordance with the Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that may be received by the directors if the stock options are exercised.
(2)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2019 held by Mr. Holmer was 236,661.
(3)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2019 held by Mr. Catlin was 217,800.
(4)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2019 held by Mr. Hochman was 267,800.
(5)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2019 held by Ms. Jacques was 101,300. Ms. Jacques was appointed to the Board on April 5, 2019.
(6)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2019 held by Mr. Panayiotopoulos was 128,300. Mr. Panayiotopoulos resigned from the Board effective March 6, 2020.
(7)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2019 held by Dr. Jenkins was 101,300. Dr. Jenkins was appointed to the Board on June 5, 2018.

Non-Employee Director Compensation Policy

Our Board has approved a director compensation policy for our non-employee directors. Other than reimbursement for reasonable expenses incurred in connection with attending Board and committee meetings, this policy provides for the following cash compensation effective May 2019:

●	each non-employee director is entitled to receive an annual fee from us of $35,000;

●	the chair of our Board will receive an annual fee from us of $27,500;

●	the chair of our audit committee will receive an annual fee from us of $20,000;

●	the chair of our compensation committee will receive an annual fee from us of $15,000;

●	the chair of our nominating and corporate governance committee will receive an annual fee from us of $10,000;

●	the chair of our finance committee will receive an annual fee from us of $20,000; and

●	each non-chairperson member of the audit committee, the compensation committee and the nominating and corporate governance committee will receive annual fees from us of $10,000, $7,500 and $5,000, respectively.

Each non-employee director receives an annual option grant in an amount to be determined annually by our Compensation Committee in consultation with an independent compensation consultant, to purchase shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in 12 equal monthly installments, the first vesting date to occur on the one-month anniversary of the grant date (the “Annual Non-Employee Director Grant”). Each non-employee director that joins our Board receives an initial option grant to purchase that number of shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, equal to two times the Annual Non-Employee Director Grant, which shall vest in 12 equal monthly installments, the first vesting date to occur on the one-month anniversary of the grant date. Upon a change in control, as defined in our equity incentive plan, 100% of the shares underlying these options shall become vested and exercisable immediately prior to such change in control.

Scientific Advisory Board Compensation

We do not currently have a policy regarding compensation for our scientific advisory board members; however each member of the scientific advisory board is eligible to receive a payment of $15,000 per year and an initial grant of 30,000 options to purchase shares of our common stock at the fair market value on the date of grant.

2014 Equity Compensation Plan

General

On March 26, 2014, our Board adopted the 2014 Equity Compensation Plan, or the 2014 Plan, subject to stockholder approval, which was received on April 1, 2014, pursuant to the terms described herein.

The general purpose of the 2014 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2014 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Corbus equity compensation plans in effect as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,245,366	$5.76	4,313,836
Equity compensation plans not approved by security holders	-	-	-
TOTAL:	14,245,366	$5.76	4,313,836

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2019 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2019.

2.	The Audit Committee has discussed with representatives of EisnerAmper LLP, the independent public accounting firm, the matters which are required to be discussed with them by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission.

3.	The Audit Committee has discussed with EisnerAmper LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Audit Committee of Corbus Pharmaceuticals Holdings, Inc.

Avery W. Catlin, Chairman

Alan Holmer

Rachelle Jacques

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2020 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the named executive officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after March 31, 2020 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 72,490,449 shares of common stock issued and outstanding as of March 31, 2020 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Officers and Directors

Yuval Cohen (1)	2,611,061	3.5%
Sean Moran (2)	1,309,676	1.8%
Barbara White (3)	1,088,717	1.5%
Craig Millian (4)	68,250	*
Robert Discordia (5)	87,990	*
Alan Holmer (6)	259,161	*
David Hochman (7)	972,200	1.3%
John Jenkins (8)	102,300	*
Avery W. Catlin (9)	264,800	*
Peter Salzmann (10)	-	*
Rachelle Jacques (11)	101,300	*
All current directors and executive officers as a group (11 total)	20,917,547	26.9%
5% Stockholders

BlackRock, Inc (12)	5,412,203	7.5%
Knoll Capital Management, LP (13)	5,045,870	7.0%

(1)	Includes 2,539,971 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Does not include 1,292,230 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(2)	Includes 960,066 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Does not include 468,500 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(3)	Includes 882,500 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Does not include 468,500 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(4)	Includes 56,250 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Does not include 349,750 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(5)	Includes 52,500 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Does not include 393,500 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(6)	Includes 236,661 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Mr. Holmer does not hold any shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(7)	Includes 267,800 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Mr. Hochman does not hold any shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020. Includes 232,000 shares of common stock held by family trusts of which Mr. Hochman is a co-trustee and co-beneficiary. Includes 12,900 shares of common stock held by trusts for the benefit of his children of which Mr. Hochman disclaims beneficial ownership.

(8)	Includes 101,300 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Dr. Jenkins does not hold any shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(9)	Includes 217,800 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Mr. Catlin does not hold any shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(10)	Includes 66,600 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020. Dr. Salzmann does not hold any shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020.

(11)	Includes 101,033 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2020. Ms. Jacques does not hold any shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 31, 2020.

(12)	All information regarding BlackRock, Inc. is based on information disclosed in a statement on Schedule 13G filed with the SEC on February 5, 2020. The address for the reporting person is 55 East 52nd Street, New York, NY, 10055.

(13)	All information regarding Knoll Capital Management, LP is based on information disclosed in a statement on Schedule 13G filed with the SEC on February 14, 2020. Knoll Capital Management, LP, Fred Knoll and Gakasa Holdings, LLC have shared voting and dispositive power for 5,045,870 shares of our common stock. The address for the reporting person is 5 East 44th Street, Suite 12, New York, NY 10017.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2019, all reports required to be filed under Section 16(a) were filed on a timely basis, except for one report relating to one transaction for each of Dr. Cohen, Mr. Holmer, Mr. Catlin, Mr. Hochman, Ms. Jacques, Dr. Jenkins and Mr. Panayiotopoulos, each of which was reported late due to an administrative error.

Transactions with Related Persons

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2018, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of our Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of our Company.

Policies and Procedures for Related Party Transactions

Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our Board acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL 2:	RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2020, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by EisnerAmper LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2019	2018
	(In thousands)
Audit Fees	$475	$205
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$475	$205

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining EisnerAmper LLP’s independence and has determined that such services for fiscal year 2019 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required by the applicable requirements of the PCAOB, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 AND 4:	ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION AND THE FREQUENCY OF FUTURE VOTES

Q: What are you voting on?

A: In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote, on an advisory basis, on:

Say-on-pay. Approval of the compensation of our named executive officers as disclosed in this proxy statement, including the various compensation tables and the related narrative disclosures (Proposal 3).

Say-on-frequency. Approval of the frequency of future say-on-pay votes (Proposal 4). Stockholders are not voting to approve the Board’s recommendation that these votes occur on an annual basis, but rather will be able to specify whether future votes should occur every one year, every two years or every three years.

Q: Why does your Board recommends a vote “FOR” the say-on-pay proposal (Proposal 3)?

A. The Board believes that the Company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by:

●	rewarding excellence in leadership and sustained financial performance; and

●	aligning our executives’ interests with those of our stockholders to create long-term value.

Q: Why does your Board recommend holding future say-on-pay votes every one year?

A. The Board believes that its say-on-pay vote should be conducted every one year so that stockholders may annually express their views on the Company’s executive compensation program. The Compensation Committee, which administers the executive compensation program, values the opinions expressed by stockholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

Q: What are the effects of these votes?

A: Proposals 3 and 4 are advisory, and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of these votes when evaluating our executive compensation program.

Proposals 3 and 4 are as follows:

Proposal 3:

“Resolved, that the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders, including the various compensation tables and the related narrative disclosures, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3.

Proposal 4:

Stockholders are being asked to indicate, on an advisory basis, how often advisory votes on executive compensation shall be held. The choices available on the attached proxy card, in accordance with SEC rules, are every one year, every two years, every three years, or to abstain.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE THAT THE ADVISORY VOTES ON EXECUTIVE COMPENSATION BE HELD EVERY ONE YEAR.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2021 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2021 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than December 11, 2020 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2021 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than February 19, 2021 and no earlier than January 20, 2021; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Company at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 1, 2020. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2019 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary, or by phone at (617) 963-0100. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer

April 9, 2020

Norwood, Massachusetts

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 19, 2020.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND "1 YEAR" FOR PROPOSAL 4, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

Nominees	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all Nominees listed to the left)
(1) Yuval Cohen (2) Alan Holmer (3) David P. Hochman (4) Avery W. Catlin (5) Peter Salzmann (6) John Jenkins (7) Rachelle Jacques	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Ratification of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐
3. Approval, on an advisory basis, of the executive compensation of the Company's named executive officers.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EVERY "1 YEAR" ON THE FOLLOWING PROPOSAL:

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
4. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation.	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3 AND "1 YEAR" FOR PROPOSAL 4.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2020**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2020 Annual Report to Stockholders are available at http://www.cstproxy.com/corbuspharma/2020

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CORBUS PHARMACEUTICALS HOLDINGS, INC.

The undersigned appoints Yuval Cohen and Sean Moran, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Corbus Pharmaceuticals Holdings, Inc. held of record by the undersigned at the close of business on April 1, 2020 at the Annual Meeting of Stockholders of Corbus Pharmaceuticals Holdings, Inc. to be held on May 20, 2020, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 3 AND "1 YEAR" FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

.

(Continued and to be marked, dated and signed, on the other side)